______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                 Date of Report
                       (Date of earliest event reported)
                                December 9, 1999



                            TRANSCEND SERVICES, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                      0-18217                33-0378756
(State or other jurisdiction of     (Commission File         (I.R.S.Employer
incorporation or organization)          Number)            Identification No.)


                        3353 Peachtree Road, Suite 1000
                               Atlanta, GA 30326
                                 (404) 364-8000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

______________________________________________________________________________

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Item 5. Other Events.
        -------------

This report is filed solely for the purpose to provide evidence to satisfy Nasdaq's requirements related to the continued listing of the Company's Common Stock on the Nasdaq SmallCap Market.


Item 7. Financial Statements and Exhibits.
        ---------------------------------

(a)  Financial Statements of businesses acquired: not applicable

(b)  Pro Forma Financial Information

The Pro Forma Statements below present the Pro Forma Consolidated Condensed Balance Sheet at November 30, 1999. Proforma adjustments have been made for significant events subsequent to November 30, 1999 as described in the note below.
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                           TRANSCEND SERVICES, INC.

                PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               November 30, 1999
                                  (unaudited)
                             Amounts in Thousands


          Assets                   Historical     Adjustments     Pro Forma
                                   ----------     -----------     ---------
Cash                                 $   173         $ 7,675        $ 7,848
Other Current Assets                   6,876          (1,819)         5,057
Property and Equipment, net            7,189          (2,621)         4,568
Other Assets                             520             358            878
Intangible Assets, net                 2,503          (1,810)           693
Net Assets Related to                                      -
  Discontinued Operations              2,703            (810)         1,893
                                     -------         -------        -------
                                     $19,964         $   973        $20,937
                                     =======         =======        =======

Liabilities and Stockholder's Equity

Current Liabilities                  $ 7,676         $  (691)       $ 6,985
Convertible Debentures                 2,000               -          2,000
Other Long Term Liabilities            5,634          (1,500)         4,134
Deferred Income Taxes                    540               -            540
Equity                                 4,114           3,164          7,278
                                     -------         -------        -------
                                     $19,964         $   973        $20,937
                                     =======         =======        =======

Note: This proforma statement represents the unaudited condensed consolidated balance sheet of Transcend Services, Inc. adjusted for the following items:

  i.) sale of the net assets of the Company's Utah and Northeast based transcription operations in December 1999 for approximately $7.1 million

 ii.) conversion of short term promissory notes to certain of the companies Directors of $1.5 million into series B convertible preferred stock in January, 2000.

iii.) settlement of litigation with workers compensation for $1.2 million and release of all claims in December 1999.

 iv.) reclassification of the net assets of Transcend Case Management, Inc. and Cascade Health Information Software as Net Assets from Discontinued Operations.

  v.) Estimated charges of $3.0 million related to the restructuring of the Company's business.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       TRANSCEND SERVICES, INC.


January 21, 2000                       By: /s/ Larry G. Gerdes
                                           -------------------
                                           Larry G. Gerdes,
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)


January 21, 2000                       By: /s/ Doug Shamon
                                           ---------------
                                           Doug Shamon
                                           Executive Vice President,
                                           Chief Financial Officer (Principal
                                           Financial and Accounting Officer)